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                                                                   EXHIBIT 10.30

                      SECOND AMENDMENT TO CREDIT AGREEMENT



        This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of January 12, 2000 by and between SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation ("Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("Bank"), with reference to the following facts:

        A. Borrower and Bank are parties to that certain Credit Agreement dated as of June 18, 1999 by and between the Borrower and the Bank as amended by that certain First Amendment to Credit Agreement dated as of December 1, 1999 (as amended, the "Credit Agreement"). The Credit Agreement and all related and supporting documents collectively are referred to in this amendment as the "Loan Documents."

        B. Borrower has requested an additional credit facility from Bank, and Bank has agreed, upon the terms and conditions set forth herein, to provide such credit facility in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (`Term Loan').

        NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

        1. Defined Terms: Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

        2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

           (a) The following definitions shall be added to Section 1.1

               Second Amendment means the Second Amendment to Credit Agreement dated as of January 12, 2000.

               Term Closing date shall mean January 12, 2000 or the date upon which all conditions specified in Section 3 hereof are satisfied or waived.

               Term Loan shall have the meaning set forth in Section 2A.1.

               Term Loan fee shall have the meaning set forth in Section 2A.2.

               Term Maturity Date shall have the meaning set forth in Section 2A.3.

               Term Note shall mean the Term Note in the form of Exhibit 1 hereto evidencing the Term Loan, together with all amendments, extensions, renewals, replacements, refinancings, or refundings thereof in whole or in part.

           (b) The definition of Loan Documents is amended to add the following "the Term Note".

           (c) The definition of Note is amended to include the Term Note.

           (d) The following section is added as Section 2A.

               2A Term Loan



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               2A.1 Term Loan Commitment. Subject to the terms and conditions hereof, and relying upon representations and warranties herein set forth, Bank agrees to make a term loan (the "term Loan") to the Borrower upon satisfaction or waiver of the conditions set forth in the Second Amendment ("Term Closing Date") in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00)

               2A.2 Term Loan Facility Fee. The Borrower agrees to pay Bank, on the Term Closing Date, as consideration for the Term Loan, a non-refundable facility fee of $7,500.00 ("Term Loan Fee")

               2A.3 Term Loan Note. The Obligation of Borrower to repay the unpaid principal amount of the Term Loan together with interest thereon, shall be evidenced by a Term Note dated the Term Closing Date in the form of Exhibit I hereto. The outstanding principal on the Term Loan shall be due and payable upon the earlier of (i) June 12, 2000 or (ii) the closing of an equity financing in which Borrower issues shares of stock and receives an aggregate of at least $3,000,000.00 in net proceeds from such issuance ("Term Maturity Date").

               2A.4 Mandatory Prepayments. Upon the occurrence of any net proceeds from equity contributions including but not limited to funds raised through venture capital rounds, strategic investors or private placements of equity, Borrower shall immediately make a prepayment on the Term Loan equal to the amount of such net proceeds.

               2A.5 Interest Rate/Payment - Term Loan. Except as set forth in
Section 3.2.1, the Term Loan shall bear interest at a fluctuating rate per annum (computed on the basis of a year of 360 days) equal to (i) the Base Rate plus 4% from the Term Loan Closing Date until May 12, 2000 and (ii) thereafter at a rate equal to the Base Rate plus 5%.

               2A.6 Use of Proceeds. The proceeds of the Term Loan shall be used for general working capital purposes provided, however, that $500,000 of the Term Loan shall be immediately used to pay down an overadvance currently existing on the Revolving Credit Facility.

           (e) Sections 3.2.1 and 3.2.2 are amended to add the words "and Term Loan" after each reference to Revolving Credit Loan(s).

           (f) Section 4.2 is amended to add "and Term Loan" after each reference to Revolving Credit Loan(s) and to add "and Term Maturity Date" after the reference to "Expiration Date" in the second line thereof.

           (g) Section 4.3 is amended to add "and Term Loan" after each reference to Revolving Credit Loan(s).

           (h) Section 7.1 is amended to add "and Term Loan" after each reference to Revolving Credit Loan(s).

           (i) Section 8.1.1 is amended to add "or Term Loan" after each reference to Revolving Credit Loan(s).

           (j) Seciton 8.2 is amended to add "or Term Loan" after each reference to Revolving Credit Loan(s).

           (k) Section 8.6 is amended to add "or Term Loan" after Revolving Credit Loan and to further add "and Term Maturity Date" after Expiration Date.



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        3. Conditions to Effectiveness of Amendment.

           This Amendment shall become effective, only upon:

           (i) receipt by the Bank of the following (each of which shall be in form and substance satisfactory to the Bank and its counsel):

               (a) counterparts of this Amendment duly executed by Borrower and the Bank;

               (b) the Term Note

               (c) the Warrant in the form of Exhibit 2A to the Second Amendment duly executed by Borrower; and

               (d) copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, authorizing the execution and delivery of this Amendment;

               (e) an Opinion of Borrower's counsel Wilson Sonsini Goodrich and Rosati dated the date hereof and in form and substance satisfactory to Bank and its counsel; and

           (ii) completion of such other matters and delivery of such other agreements, documents and certificates as Bank may reasonably request.

        4. Collateral. The Intellectual Property Security Agreement and Security Agreement are hereby amended to the extent necessary to include the Term Loan as an obligation secured by all collateral set forth in each agreement.

        5. Opinion of Counsel. Borrower agrees to deliver to Bank on or Before February 1, 2000, an opinion of Borrower's counsel, Wilson Sonsini Goodrich and Rosati in form and substance satisfactory to Bank and its counsel. The failure to deliver said opinion to Bank would constitute an Event of Default.

        6. Representations and Warranties. In order to induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that the following statements are true, correct and complete as of the effective date of this Amendment:

           (a) Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and the Warrant and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by his Amendment (the "Amended Agreement") and the Warrant. The Articles of Incorporation and Bylaws of the Borrower have not been amended since the copies previously delivered to the Bank.

           (b) Authorization of Agreements. The execution and delivery of this Amendment and the performance by the Borrower of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.

           (c) No Conflict. The execution and delivery by the Borrower of this Amendment do not and will not contravene (i) any law or any governmental rule or regulation applicable to the Borrower, (ii) the Articles of Incorporation or Bylaws of the Borrower, (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower, or (iv) any material agreement or instrument binding on the Borrower.



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           (d) Governmental Consents. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

           (e) Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by the Borrower and are the binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws and equitable principles relating to or affecting creditors' rights.

           (f) Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are correct on and as of the effective date of this Amendment as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date). (g) Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Default.

        7. Miscellaneous.

           (a) Reference to and Effect on the Credit Agreement and the Other Loan Documents.

               (i) On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Agreement.

               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement or any of the other loan Documents.

        (b) Fees and Expenses. All costs and expenses of the Bank, including, but not limited to, reasonable attorneys' fees, incurred by the Bank in the preparation and negotiation of this Amendment constitute costs and expenses in connection with the amendment and restructuring of the Loan Documents, and as such are payable by the borrower in accordance with Section 8.5 of the Credit Agreement.

           (c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

           (d) Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

           (e) Counterparts. The Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be



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deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                      [REMAINDER INTENTIONALLY LEFT BLANK]









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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUPERCONDUCTOR TECHNOLOGIES INC.



By:     /s/ M. Peter Thomas
        -------------------------------


Title:  President and CEO
        --------------------------------


PNC BANK, NATIONAL ASSOCIATION


By:
    --------------------------------

Title:
    --------------------------------






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